EXHIBIT 2.6

SETTLEMENT AGREEMENT

            This Settlement Agreement (Agreement) is entered into among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General (OIG-HHS) of the Department of Health and Human Services (HHS) (collectively the United States); and Detroit Medical Center and Vanguard Health Systems, Inc. (hereafter collectively referred to as "the Parties"), through their authorized representatives.

RECITALS

            A.        Detroit Medical Center is a non-profit company that owns and operates eight hospitals and fifty outpatient facilities in Detroit.  It is Detroit’s largest provider of hospital services to indigent patients, and its largest employer.

            B.         Vanguard Health Systems, Inc. (Vanguard) is a company headquartered in Nashville, Tennessee that owns and operates healthcare facilities in five states.  Vanguard has entered into an agreement to purchase Detroit Medical Center’s facilities.  Once the purchase is complete, Vanguard will assume Detroit Medical Center’s provider numbers and legal responsibility for its liabilities.

            C.        Between October 29, 2010 and December 8, 2010, Detroit Medical Center disclosed to the United States certain conduct that may have been unlawful.  Specifically, Detroit Medical Center disclosed the following conduct (the Covered Conduct):

                        (1)        Detroit Medical Center rented office space to a number of physicians without written and executed leases in effect for the entire term.   The physicians at issue, and the time periods during which the physicians operated without written and executed leases, are listed in Attachment 1.

                        (2)        Detroit Medical Center had compensation or other financial arrangements with a number of physicians who provided services to Detroit Medical Center where the parties’ arrangement was not memorialized in a written and executed contract for the full period of the arrangement.  The physicians at issue, and the relevant time periods, are listed in Attachment 2.

                        (3)        Detroit Medical Center had compensation, lease, or other financial arrangements with a number of physicians who provided services to Detroit Medical Center where the financial relationship may not have been consistent with fair market value and/or may have been commercially unreasonable.  The physicians at issue, and the relevant time periods, are listed in Attachment 3.

                        (4)        Between 2004 and 2010, Detroit Medical Center provided “business courtesies,” including tickets to sporting events, education events, charitable dinner events, and other meal and entertainment courtesies, to a number of physicians that were worth less than $2,000 per year but may have exceeded permissible limits.

                        (5)        Detroit Medical Center provided signage and/or may have provided advertising and biographical materials for a number of physicians, on terms that may not have been commercially reasonable, fair market value terms.  The physicians at issue, and the relevant time periods, are listed in Attachment 4.

                        (6)        From January 1, 2007 through September 29, 2010, Detroit Medical Center submitted claims to Medicare and Medicaid using CPT codes 99201, 99203-5, 99211-15, 99220, 99223, 99231-33, 99239, 99243-44, and 99254 for certain physician evaluation and management services furnished by Detroit Medical Center’s employed physicians to Medicare, Medicaid, and Child Health Insurance Program beneficiaries, when available documentation did not support the level of service billed.

            D.        The United States contends that it has certain civil and administrative claims, as specified in paragraphs 2 and 3, below, against Detroit Medical Center arising out of the Covered Conduct.

            E.         This Agreement is neither an admission of any wrongdoing or liability by Detroit Medical Center nor a concession by the United States that its claims are not well founded.

            F.         To avoid the delay, uncertainty, inconvenience, and expense of protracted litigation of the above claims, and in consideration of the mutual promises and obligations of this Settlement Agreement, Detroit Medical Center and Vanguard (collectively DMC) and the United States agree and covenant as follows:

TERMS AND CONDITIONS

            1.         DMC shall pay to the United States $30 million (the Settlement Amount) by electronic funds transfer pursuant to written instructions to be provided by the United States Attorney’s Office for the Eastern District of Michigan no later than five days after the Effective Date of this Agreement.

            2.         Subject to the exceptions in Paragraph 4 (concerning excluded claims) below, and conditioned upon DMC’s’s full payment of the Settlement Amount, the United States releases DMC, together with its subsidiaries and affiliates, from any civil or administrative monetary claim the United States has for the Covered Conduct under the False Claims Act, 31 U.S.C. §§ 3729-3733; the Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; the civil money penalty provisions of the Physician Self-Referral Law, 42 U.S.C. §§ 1395nn(g)(3) and (4); or the common law theories of payment by mistake, unjust enrichment, restitution, and fraud.

            3.         In consideration of the obligations of DMC in this Agreement, conditioned upon DMC’s full payment of the Settlement Amount, the OIG-HHS agrees to release and refrain from instituting, directing, or maintaining any administrative action against DMC seeking exclusion from Medicare, Medicaid, and other Federal health care programs (as defined in 42 U.S.C. § 1320a-7b(f)) under 42 U.S.C. § 1320a-7a (Civil Monetary Penalties Law) or 42 U.S.C. § 1320a-7(b)(7) (permissive exclusion for fraud, kickbacks, and other prohibited activities) for the Covered Conduct, except as reserved in Paragraph 4 (concerning excluded claims), below, and as reserved in this Paragraph.  The OIG-HHS expressly reserves all rights to comply with any statutory obligations to exclude DMC from Medicare, Medicaid, and other Federal health care programs under 42 U.S.C. § 1320a-7(a) (mandatory exclusion) based upon the Covered Conduct.  Nothing in this Paragraph precludes the OIG-HHS from taking action against entities or persons, or for conduct and practices, for which claims have been reserved in Paragraph 4, below.

            4.         Notwithstanding the releases given in paragraphs 2 and 3 of this Agreement, or any other term of this Agreement, the following claims of the United States are specifically reserved and are not released:

                        a.         Any liability arising under Title 26, U.S. Code (Internal Revenue Code);

                        b.         Any criminal liability;

                        c.         Except as explicitly stated in this Agreement, any administrative liability, including mandatory exclusion from Federal health care programs;

                        d.         Any liability to the United States (or its agencies) for any conduct other than the Covered Conduct;

                        e.         Any liability based upon obligations created by this Agreement;

                        f.          Any liability for express or implied warranty claims or other claims for defective or deficient products or services, including quality of goods and services;

                        g.         Any liability for failure to deliver goods or services due;

                        h.         Any liability for personal injury or property damage or for other consequential damages arising from the Covered Conduct; or

                        i.          Any liability of individuals.

            5.         Detroit Medical Center has provided sworn financial disclosure statements (Financial Statements) to the United States and the United States has relied on the accuracy and completeness of those Financial Statements in reaching this Agreement.  DMC warrants that the Financial Statements are complete, accurate, and current.  If the United States learns of asset(s) in which Detroit Medical Center had an interest at the time of this Agreement that were not disclosed in the Financial Statements, or if the United States learns of any misrepresentation by Detroit Medical Center on, or in connection with, the Financial Statements, and if such nondisclosure or misrepresentation changes the estimated net worth set forth in the Financial Statements by $3 million or more, the United States may at its option:  (a) rescind this Agreement and file suit based on the Covered Conduct, or (b) let the Agreement stand and collect the full Settlement Amount plus one hundred percent (100%) of the value of the net worth of Detroit Medical Center previously undisclosed.  DMC agrees not to contest any collection action undertaken by the United States pursuant to this provision, and immediately to pay the United States all reasonable costs incurred in such an action, including attorney’s fees and expenses.

            6.         In the event that the United States, pursuant to Paragraph 5, above, opts to rescind this Agreement, DMC agrees not to plead, argue, or otherwise raise any defenses under the theories of statute of limitations, laches, estoppel, or similar theories, to any civil or administrative claims that (a) are filed by the United States within 60 calendar days of written notification to DMC that this Agreement has been rescinded, and (b) relate to the Covered Conduct, except to the extent these defenses were available on November 1, 2010.

            7.         DMC waives and shall not assert any defenses DMC may have to any criminal prosecution or administrative action relating to the Covered Conduct that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Agreement bars a remedy sought in such criminal prosecution or administrative action.  Nothing in this paragraph or any other provision of this Agreement constitutes an agreement by the United States concerning the characterization of the Settlement Amount for purposes of the Internal Revenue laws, Title 26 of the United States Code.

            8.         DMC fully and finally releases the United States, and its agencies, employees, servants, and agents from any claims (including attorney’s fees, costs, and expenses of every kind and however denominated) that DMC has asserted, could have asserted, or may assert in the future against the United States, and its agencies, employees, servants, and agents, related to the Covered Conduct and the United States’ investigation and prosecution thereof.

            9.         The Settlement Amount shall not be decreased as a result of the denial of claims for payment now being withheld from payment by any Medicare carrier or intermediary or any state payer, related to the Covered Conduct; and DMC agrees not to resubmit to any Medicare carrier or intermediary or any state payer any previously denied claims related to the Covered Conduct, and agrees not to appeal any such denials of claims.

            10.       a.         Unallowable Costs Defined: All costs (as defined in the Federal Acquisition Regulation, 48 C.F.R. § 31.205-47; and in Titles XVIII and XIX of the Social Security Act, 42 U.S.C. §§ 1395-1395kkk-1 and 1396-1396w-5; and the regulations and official program directives promulgated thereunder) incurred by or on behalf of DMC, its present or former officers, directors, employees, shareholders, and agents in connection with:

                                    (1)        the matters covered by this Agreement;

                                    (2)        the United States’ audit and civil investigation of the matters covered by this Agreement;

                                    (3)        DMC’s investigation, defense, and corrective actions
                                                undertaken in response to the United States’ audit and civil investigation in connection with the matters covered by this
                                                Agreement (including attorney’s fees);

                                    (4)        the negotiation and performance of this Agreement; and

                                    (5)        the payment DMC makes to the United States pursuant to this
                                                Agreement.

                        b.         Future Treatment of Unallowable Costs:  Unallowable Costs shall be separately determined and accounted for in nonreimbursable cost centers by DMC, and DMC shall not charge such Unallowable Costs directly or indirectly to any contracts with the United States or any State Medicaid program, or seek payment for such Unallowable Costs through any cost report, cost statement, information statement, or payment request submitted by DMC or any of its subsidiaries or affiliates to the Medicare, Medicaid, TRICARE, or FEHBP Programs.

                        c.         Treatment of Unallowable Costs Previously Submitted for Payment: DMC further agrees that within 90 days of the Effective Date of this Agreement it shall identify to applicable Medicare and TRICARE fiscal intermediaries, carriers, and/or contractors, and Medicaid and FEHBP fiscal agents, any Unallowable Costs (as defined in this Paragraph) included in payments previously sought from the United States, or any State Medicaid program, including, but not limited to, payments sought in any cost reports, cost statements, information reports, or payment requests already submitted by DMC or any of its subsidiaries or affiliates, and shall request, and agree, that such cost reports, cost statements, information reports, or payment requests, even if already settled, be adjusted to account for the effect of the inclusion of the unallowable costs.  DMC agrees that the United States, at a minimum, shall be entitled to recoup from DMC any overpayment plus applicable interest and penalties as a result of the inclusion of such Unallowable Costs on previously-submitted cost reports, information reports, cost statements, or requests for payment.

            Any payments due after the adjustments have been made shall be paid to the United States pursuant to the direction of the Department of Justice and/or the affected agencies.  The United States reserves its rights to disagree with any calculations submitted by DMC or any of its subsidiaries or affiliates on the effect of inclusion of Unallowable Costs (as defined in this Paragraph) on DMC or any of its subsidiaries or affiliates’ cost reports, cost statements, or information reports.

                        d.         Nothing in this Agreement shall constitute a waiver of the rights of the United States to audit, examine, or re-examine DMC’s books and records to determine that no Unallowable Costs have been claimed in accordance with the provisions of this Paragraph.

            11.       DMC agrees to cooperate fully and truthfully with the United States’ investigation of individuals and entities not released in this Agreement with respect to the Covered Conduct.  Upon reasonable notice, DMC shall encourage, and agrees not to impair, the cooperation of its directors, officers, and employees, and shall use its best efforts to make available, and encourage, the cooperation of former directors, officers, and employees for interviews and testimony with respect to the Covered Conduct, consistent with the rights and privileges of such individuals.  DMC further agrees to furnish to the United States, upon request, complete and unredacted copies of all non-privileged documents, reports, memoranda of interviews, and records in its possession, custody, or control concerning any investigation of the Covered Conduct that it has undertaken, or that has been performed by another on its behalf.

            12.       This Agreement is intended to be for the benefit of the Parties only.  The Parties do not release any claims against any other person or entity, except to the extent provided for in Paragraph 13, below.

            13.       DMC agrees that it waives and shall not seek payment for any of the health care billings covered by this Agreement from any health care beneficiaries or their parents, sponsors, legally responsible individuals, or third party payors based upon the claims defined as Covered Conduct.

            14.       Each Party shall bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement.

            15.       Each party and signatory to this Agreement represents that it freely and voluntarily enters in to this Agreement without any degree of duress or compulsion.

            16.       This Agreement is governed by the laws of the United States.  The exclusive jurisdiction and venue for any dispute relating to this Agreement is the United States District Court for the Eastern District of Michigan.  For purposes of construing this Agreement, this Agreement shall be deemed to have been drafted by all Parties to this Agreement and shall not, therefore, be construed against any Party for that reason in any subsequent dispute.

            17.       This Agreement, including the attachments hereto, constitutes the complete agreement between the Parties.  This Agreement may not be amended except by written consent of the Parties.

            18.       The undersigned counsel represent and warrant that they are fully authorized to execute this Agreement on behalf of the persons and entities indicated below.

            19.       This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Agreement.

            20.       This Agreement is binding on DMC’s successors, transferees, and assigns.

            21.       All parties consent to the United States’ disclosure of this Agreement, and information about this Agreement, to the public.

            22.       The Effective Date of this Agreement shall be December 31, 2010.  Facsimiles and pdf copies of signatures shall constitute acceptable, binding signatures for purposes of this Agreement.

THE UNITED STATES OF AMERICA

DATED:   12/23/10                            BY: /s/ David T. Cohen
                                                                         DAVID T. COHEN
                                                                        Senior Trial Counsel
                                                                        Commercial Litigation Branch
                                                                        Civil Division
                                                                        United States Department of Justice

DATED:   12/30/10                            BY: /s/ Leslie Wizner
                                                                        LESLIE WIZNER
                                                                        Assistant United States Attorney
                                                                        Eastern District of Michigan

DATED:   12/23/10                            BY: /s/ Gregory E. Demske
                                                                         GREGORY E. DEMSKE
                                                                        Assistant Inspector General for Legal Affairs
                                                                        Office of Counsel to the
                                                                           Inspector General
                                                                        Office of Inspector General
                                                                        United States Department of
                                                                           Health and Human Services

                                                DETROIT MEDICAL CENTER

DATED:   12/29/10                           BY:/s/ Michael E. Duggan
                                                                         MICHAEL E. DUGGAN
                                                                        Chief Executive Officer
                                                                        Detroit Medical Center

DATED:                                             BY:/s/ Floyd Allen
                                                                        FLOYD ALLEN, ESQ.
                                                                        General Counsel
                                                                        Detroit Medical Center

VANGUARD HEALTH SYSTEMS INC.

DATED:   12/29/10                           BY:/s/ James H. Spalding
                                                                         JAMES H. SPALDING
                                                                        Senior Vice President
                                                                        Vanguard Health Systems, Inc.

DATED:   12/29/10                           BY:/s/ Paul F. Lawrence
                                                                         PAUL F. LAWRENCE
                                                                        McDermott, Will & Emery
                                                                        Counsel for Vanguard Health Systems

RECITAL C(1) - LEASE ISSUES
Number	Physician Entity & Address	Physician	Period
1	Health Centers Detroit Medical Group PC 4201 St. Antoine, #7A Detroit, MI 48201	Herbert C. Smitherman, MD, Roy Elrod, Lennox Pike, Anthony Clarke	10/1/08-10/15/10
2	Patricia A. Lucas, D.D.S. 4160 John R, #824 Detroit, MI 48201	Patricia A. Lucas, D.D.S.	10/01/07-09/14/10
3	Hospitalists of Michigan, Inc. 3990 John R, Ste 6927 Detroit, MI 48201	Owned by IPC a publicly held corporation	10/01/09-09/08/10
4	Chitranjan Lall 4160 John R, Ste. 507 Detroit, MI 48201	Chitranjan Lall	10/1/08-01/30/09
5	Anjali Kumar, MD 4160 John R, #521 Detroit, MI 48201	Anjali Kumar, MD	02/01/05-08/09/10
6	Singal & Singal, MD, PC 4160 John R., Ste.608 Detroit, MI 48201	Sudarshan K. Singal, Usha Singal	10/01/08-06/17/10
7	Detroit Medical Services, PLC 4160 John R, #730 Detroit, MI 48201	Uma D. Gorrepati	06/01/09-08/09/10
8	Young Ho Sohn, MD. PLLC 4160 John R., #515 Detroit, MI 48201	Young Ho Sohn, MD	08/01/07-05/05/09
9	Ramarao Kaza, M.D., P.C. 4160 John R., #809 Detroit, MI 48201	Ramarao Kaza, M.D.	10/01/07-08/09/10
10	Lourdes V. Andaya, MD, PC 4160 John R, #819 Detroit, MI 48201	Lourdes V. Andaya, MD	07/01/08-05/05/09
11	Dennis C. Woods, M.D. 4727 St. Antoine Blvd., #207 Detroit, MI 48201	Dennis C. Woods, M.D.	01/01/08-08/31/10
12	Ignatious J. Voudoukis, MD, PC 4727 St. Antoine, #402 Detroit, MI 48201	Ignatious J. Voudoukis, MD	02/01/08-06/03/10
13	Arbor Foot Clinic, P.C. 4160 John R, #1012 Detroit, MI 48201	Harry A. Kezelian, Kevin Till	10/01/08-07/21/10
14	Hemalata Reddy, MD 4727 St. Antoine, #202 Detroit, MI 48201	Hemalata Reddy, MD	02/01/09-09/04/09
15	Universal Medical Physicians, PC & Andrew Thomas, M.D., P.C., Jointly and Severally 4727 St. Antoine, #211 Detroit, MI 48201	Linda Green, DO, Andrew Thomas, M.D.	08/01/09-08/11/10
16	Adel A. El-Magrabi, M.D. 4160 John R, #802 Detroit, MI 48201	Adel A. El-Magrabi, M.D.	07/01/08-08/09/10
17	Haapaniemi Lesser Associated, LLC, 6071 West Outer Drive Detroit, MI 48235	John Haapaniemi, DO, Barry Lesser, MD	10/01/08-04/07/09
18	Exhibit not used
19	Thabet Abbarah, MD ENT PC 6001 West Outer Drive, #301 Detroit, MI 48235	Thabet Abbarah, MD	01/01/10-04/15/10
20	Susan E. Harold, MD, PC 6001 West Outer Drive, #429 Detroit, MI 48235	Susan E. Harold, MD	01/01/09 - 09/07/10
21	Ashok Boinpolly, M.D., P.C. 6001 West Outer Drive, #440 Detroit, MI 48235	Ashok Boinpolly, M.D.	01/01/08-03/20/08
22	Quality Medical Group, PC 27209 Lahser Road, #120 Southfield, MI	Muhammad Karim, MD	10/01/08-04/07/10
23	Chau Plastic Surgery, PC 27177 Lahser Rd., #200 Southfield, MI	Bruce Chau, DO	05/01/09-10/28/10
24	William Lucas 4160 John R, #824 B Detroit, MI 48201	William Lucas	10/01/07-06/30/10
25	Thomas Park, MD, PC 4160 John R, #916 Detroit, MI 48201	Thomas Park, MD	06/01/07-06/30/10
26	Universal Pediatrics, PC 4727 St. Antoine #212 Detroit, MI 48201	Helen Byrd	10/1/08 - 3/8/10
27	Number not used
28	Number not used
29	Hand Surgery Assoc. 4160 John R, #1026 Detroit, MI 48201	Edward Burke	10/1/08 - 12/31/08
30	Eugene W. Laveroni, DO, PC 1 William Carls Drive Commerce, MI 48382	Eugene Laveroni	5/1/07- 7/17/07
31	Hassan Amirikia	Hassan Amirikia	1/4/02 - 6/30/10
32	Westside Enterprises, LLC 25614 Ford Road Dearborn, MI 48127	Naseeb Hamameh	10/1/09 to 10/31/09
33	Pramod Raval, MD, PC 4160 John R, #817 Detroit, MI 48201	Pramod Raval	7/1/09 to 9/30/09
34	Joe G. Talbert, MD 4160 John R, #1011 Detroit, MI 48201	Joe G. Talbert	7/1/07-6/30/09
35	Brent W. Gillum, DO, PC 4727 St. Antoine, #210 Detroit, MI 48201	Brent Gillum	10/1/09 -12/31/09
36	Michigan Pediatric ENT Assoc., PLLC 1 William Carls Drive, Pod B Commerce, MI 48382	Michael Haupert	10/1/08-11/13/08
36	Michigan Pediatric ENT Assoc., PLLC 1 William Carls Drive, Pod B Commerce, MI 48382	Michael Haupert	9/1/09-8/31/09
37	Great Lakes Cardiovascular 1700 Biddle Ave., 2nd Floor Wyandotte, MI 48192	Ali Kafi	10/1/08 - 5/31/09
38	Michael L. Hicks, MD, PC 1 William Carls Drive Commerce, MI 48382	Michael Hicks	3/16/06 - 05/31/08
39	Zvi Levran, MD, PC 414 Union Street #201 Milford, MI 48381	Zvi Levran	10/24/06-5/3/07
40	Zvi Levran, MD, PC 414 Union Street, #201 Milford, MI 48381	Zvi Levran	10/27/08-7/27/09
41	Marvin Wells, DO, PC 414 Union Street, #201 Milford, MI 48381	Marvin Wells	8/4/07-12/10/09
42	Harold M. Koehler, DPM, PC 22341 W. 8 Mile Road Detroit, MI 48219	Harold M. Koehler	10/3/2004 to 10/31/07
43	Maurice Frankel, MD 41935 W. 12 Mile Road, Suite 302 Novi, MI 48377	Maurice Frankel	4/1/06-3/20/07
44	Foot and Ankle Specialty Clinic, PC 1700 Biddle Wyandotte, MI 48192	Bilal Ismail	10/1/08-5/31/09
45	Robert A. Teitge, MD, PC	Robert A. Teitge	7/1/06 - 4/11/07
46	Pulmonary and Critical Care Medicine Consultants, PC 1 William Carls Drive, Pod D Commerce, MI 48382	Scott Simeel, DO	10/1/08-11/13/08
47	Pulmonary and Critical Care Medicine Consultants, PC 1 William Carls Drive, Pod D Commerce, MI 48382	Scott Simeel, DO	12/1/09-8/31/09
48	Pulmonary and Critical Care Medicine Consultants, PC 1 William Carls Drive, Pod D Commerce, MI 48382	Jack Belen, MD	10/1/08-8/31/09
49	A.King Ang, MD, PC 1 William Carls Drive Commerce, MI 48382	A. King Ang, MD	12/1/07 - 8/31/09
50	Specialist in Orthopedic Surgery, PC 1 William Carls Drive Commerce, MI 48382	Roland Brandt, Philip Schmitt, E. Patrick Mitchell	10/1/08 - 6/24/09
51	Michigan Institute of Urology, PC 1 William Carls Drive Commerce, MI 48382	Alphonse Santino, MD	10/1/08-8/31/09
52	Cardiology and Vascular Associates, PC 1 William Carls Drive Commerce, MI 48382	James Aluia	10/1/08-8/31/09
53	Exhibit not used
54	Hills Howard, Jr, MD 6001 West Outer Drive, #137 Detroit, MI 48235	Hills Howard, Jr, MD	12/1/06 to 4/30/07
55	Michigan Pediatric ENT Assoc., PLLC 27207 Lahser Southfield, MI 48034	Michael Haupert	1/1/08 to 12/1/08
56	Ayman Rayes, MD, PC 4160 John R, #516 Detroit, MI 48201	Ayman Rayes, MD	2/1/06 - 5/31/06
57	Exhibit not used
58	Exhibit not used
59	Donald Austin, MD, PC 4160 John R, # 602 Detroit, MI 48201	Donald Austin	8/1/07 - 10/31/07
60	Shyam Khanna, MD 4160 John R, #814 Detroit, MI 48201	Shyam Khanna, MD	1/1/02 - 7/12/02
60	Shyam Khanna, MD 4160 John R, #814 Detroit, MI 48201	Shyam Khanna, MD	7/1/03 - 9/30/07
61	Margaret L. Betts, MD, PC 6001 West Outer Drive, #114 Detroit, MI 48235	Margaret L. Betts, MD	7/1/02 - 12/31/02
61	Margaret L. Betts, MD, PC 6001 West Outer Drive, #114 Detroit, MI 48235	Margaret L. Betts, MD	1/1/04 - 9/16/07
62	Craig J. Gordon, DO, PC 1 William Carls Drive, 1st Floor Commerce, MI 48382	Craig J. Gordon, DO	8/1/2006 to 12/31/06
63	Robert O. Walker, DO 27209 Lahser Road Southfield, MI	Robert O. Walker, DO	1/9/03 - 11/30/06
64	Haggerty Specialists, PLC	David I. Margolis, Sarju S. Shah, Roderick Walker, Michael S. Schaeffer, Ashok Jain	8/1/09 - 9/3/09
65	Dr. Dennis Treece	Grand River Health Center 19640 Grand River Detroit,MI 48224	03/01/09 - 05/28/09
ATTACHMENT 1

RECITAL C(2) - PHYSICIAN SERVICE AGREEMENTS
Number	Physician Entity & Address	Physician	Period
1	JOSEPH C. FINCH, DO 21031 Michigan Avenue Dearborn, MI 48124	Joseph C. Finch, DO	07/31/08 - 11/30/08
2	S. PASTERNAK, INC. 34477 FONTANA DR STERLING HEIGHTS, MI 48312	Suzanne Pasternak, DDS	07/01/09 - 09/29/09
3	STEVEN WOLF, D.D.S., P.C. 25916 DEQUINDRE BLDG. B WARREN, MI 48091	Robert John, DDS	07/01/09 - 09/29/09
4	Anil Kumar, MD 1556 Bartley Lane Bloomfield Hills, MI 48304	Anil Kumar, MD	01/01/08 - 09/10/08
5	ORTHOPEDIC TRAUMA SPECIALISTS, PLLC 22428 SHADOWGLEN FARMINGTON HILLS, MI 48335	Robert P. Colen, DO	04/01/09 - 06/02/09
6	Benjamin Girdler, DO 1775 Gardner Avenue Berkley, MI 48072	Benjamin Girdler, DO	01/01/08-04/18/08
7	Michael MacDonald, MD , 10153 Hart Avenue Huntington Woods, Michigan 48070	Michael MacDonald, MD	07/01/07-04/15/08
8	Brian Petersen, D.O. 32745 BEACON LANE FRASER, MI 48026	Brian Petersen, D.O.	01/01/08-06/17/08
9	James Glazier, MD 4160 John R, #525 Detroit, MI 48201	James Glazier, MD	06/01/07-07/20/08
10	CENTER FOR EAR, NOSE AND THROAT, P.C. 3232 PINE LAKE RD WEST BLOOMFIELD, MI 48324	Steven Kin, D.O.	07/01/09-08/04/09
11	DOWNRIVER ENT, PC 14575 SOUTHFIELD ROAD, ALLEN PARK, MI 48101	Lascfelles Pinnock, MD	08/28/09- 11/03/09
12	STONEBROOKE FAMILY PHYSICIANS, PLLC 2940 CROOKS RD ROCHESTER HILLS, MI 48309	Matthew Ewald, MD; Ronald Bellisario, M.D	05/01/08 - 11/19/08
13	Amy Cortis, MD 23261 Sherman Street Oak Park, MI 48237	Amy Cortis, MD	02/05/10-03/09/10
14	JEFFREY PETERSON, DO 45646 Brandywynne Lane Macomb, MI 48044	Jeffrey Peterson, D.O.	04/01/09 - 06/17/09
15	MICHIGAN PEDIATRIC ENT ASSOCIATES, PLLC 37555 GARFIELD RD SUITE 105 CLINTON TWP, MI 48036	Walter M. Belenky, M.D.; Michael S. Haupert, D.O.; Janardhan R. Jagini, M.D.; David N. Madgy, D.O.	01/01/08 - 12/17/08
16	Usha Sethuraman, MD 260 Candace Court Troy, MI 48098	Usha Sethuraman, MD	09/30/09 - 02/21/10
17	Russell Mayes, DO 23648 Beverly St. Clair Shores, MI 48082	Russell Mayes, DO	11/01/07-01/07/08
18	Daniel Boxwell, DO, 954 Glenmoor Drive Oxford, MI 48371	Daniel Boxwell, DO	11/01/07-02/12/08
19	Noah Stern, DO, 6648 Maple Lakes Drive West Bloomfield, MI 48322	Noah Stern, DO	11/01/07-02/18/08
20	Crystal Coleman, DO 2820 Lower Ridge Dr, #12 Rochester Hills, MI 48307	Crystal Coleman, DO	11/01/07-01/07/08
21	HAMID SATTAR M.D. P.C. 5480 WESSEX CT SUITE 209 DEARBORN, MI 48126	Hamid Sattar, MD	09/01/08 - 02/08/09
22	MAHIR D. ELDER, M.D., P.C. 22725 ALEXANDRINE DEARBORN, MI 48124	Mahir Elder, MD	07/01/08 - 11/18/09
23	D.O. GARDI, M.D., P.C. 22914 BROOKFOREST NOVI, MI 48375	Delair Gardi, MD	03/31/09 - 07/15/09
24	CARDIOVASCULAR CLINICAL ASSOCIATES, P.C. 28080 GRAND RIVER SUITE 300W FARMINGTON HILLS, MI 48336	Mark Rasak, MD	10/01/08 - 12/08/08
25	SUSAN SEMAN, D.O.,PLLC 5650 STRAWBERRY CIRCLE COMMERCE, MI 48382	Susan Seman, DO	08/01/08 - 10/30/08
26	THE GRACE - UNIVERSITY MEDICAL GROUP, P.C. 6071 W. OUTER DRIVE DETROIT, MI 48235	Wasif Hafeez, MD	10/01/09 - 12/21/09
27	Chandrakant C. Desai, M.D. 136 Dourdan Bloomfield Hills, MI 48304	Chandrakant C. Desai, M.D.	07/01/10 - 08/18/10
28	COMPREHENSIVE PSYCHIATRIC AND MEDICAL SERVICES, PLC 43311 JOY RD SUITE 177 CANTON, MI 48187	Kamran Sheikh, MD; Samad Munzer, MD; Tariq Omar, MD; Sai Kanneganti, MD	08/01/08 - 01/26/09
29	SINAI GRACE PRIMARY CARE PHYSICIANS PLLC 30200 TELEGRAPH RD SUITE 440 BINGHAM FARMS, MI 48025

Izzat Carouba, MD Mudassir Daimee, MD Leonard Ellison, MD Carl Fowler, MD Samina Ghazi, MD Nazmul Haque, MD Murtaza Hussain, MD Kamal Ibrahim, MD Quadir Jaleel, MD Jabin Jalil, MD Ali Mahmood, MD Surinder Mendiratta, MD Maheshkumar Patel, MD Wasim Qazi, MD Shabana Resheed, MD Oronde White, MD

10/01/09 - 11/03/09
30	Jennifer Holt, MD 1686 Brandywine Bloomfield Township, MI 48304	Jennifer Holt, MD	04/01/08 - 07/31/08
31	CHAU PLASTIC SURGERY, P.C. 27177 LAHSER SUITE 200 SOUTHFIELD, MI 48034	Bruce Chau, DO	04/01/08 - 05/26/08
32	JOHN R WHITTAKER MD, PLLC 21700 NORTHWESTERN HWY SUITE 1290 SOUTHFIELD, MI 48075	John R. Whittaker, MD	08/01/08 - 12/18/08
33	REHABILITATION PHYSICIANS, P.C. 14581 SHERWOOD CT OAK PARK, MI 48237	Maury Ellenberg, MD	07/01/08 - 10/19/08
34	JOHN R WHITTAKER MD, PLLC 21700 NORTHWESTERN HWY SUITE 1290 SOUTHFIELD, MI 48075	John R. Whittaker, MD	08/01/08 - 12/18/08
35	VIJAY KUDESIA, PLLC 5728 BLOOMFIELD GLENS RD WEST BLOOMFIELD, MI 48322	Vijay Kudesia, MD	10/25/07-07/13/08
36	SYED A MAHMOOD, M.D., P.C. 6740 MAPLECREEK BLVD WEST BLOOMFIELD, MI 48322	Syed Mahmood, MD	10/25/07-02/03/08
37	Steve R. Geiringer, MD 36301 Warren Road Westland, MI 48185	Steve R. Geiringer, MD	03/01/10 - 04/14/10
38	ROBERT R. JOHNSON, II, M.D., PLC 21559 PURLINGBROOK RD NOVI, MI 48375	Robert R. Johnson, II, MD	01/01/09 - 11/29/09
39	THOMAS B. HENRY, MD, PLC COMMERCE PSYCHIATRIC SERVICES 55 N POND DR, STE 6 WALLED LAKE, MI 48390	Thomas Basil Henry, MD	12/01/07 - 01/22/09
40	CARDIOLOGY AND VASCULAR ASSOCIATES, P.C. 645 BARCLAY CIRCLE ROCHESTER HILLS, MI 48307	Hanna Al-Makhamreh, MD Nishit Choksi, M.D. Michele DeGregorio, M.D. Abdul Halabi, MD Kirit Patel, M.D.	02/01/08 - 11/02/08
41	ACADEMIC INTERNAL MEDICINE SPECIALISTS, P.L.L.C. 28411 NORTHWESTERN HWY 48034 STE 1050 SOUTHFIELD, MI 48034

• Hasan AI-Janabi, M. D. • Manish Keslikar, M.D. • Joseph Singerman, D.O. • Rashad Khazi Syed, M.D. • Sabeeh Siddiqui, M.D. • Preeti Misra, M.D. • Geeta Khanchandani, M.D. • Ratna Pasulapati, M.D. • Malini Venkatram, M.D. • Sangita Pradhan, M.D. • Mahendra Reddy, M.D. • Ashok Kondur, M.D. • Ziad Zaky, M.D.

07/01/09 - 11/04/09
42	J.E. BELEN MEDICAL CONSULTANTS, P.L.L.C. 3400 SUTTON LANE COMMERCE TWP, MI 48390	Jack Belen, DO	01/01/08-04/03/08
43	ACADEMIC INTERNAL MEDICINE SPECIALISTS, P.L.L.C. 28411 NORTHWESTERN HWY 48034 STE 1050 SOUTHFIELD, MI 48034	Manish Keslikeer, MD, Joseph Singerman, MD, Rashad Khazi-Syed, MD	05/01/08-12/03/08
44	PODIATRIC TRAINING ASSOCIATES OF MICHIGAN, PLLC 29433 RYAN ROAD WARREN, MI 48092	Charles G. Kissel, D.P.M. Michael Schey, D.P.M. Zeeshan Husain, D.P.M. Ronald Adelman, D.P.M. Harry Kezelian, D.P.M. Donald Adler, D.P.M. Kevin Till, D.P.M. Timothy Baessler, D.P.M.	01/01/09 - 05/12/09
45	Kamil Orthropedic Group, PC 6621 W. MAPLE RD. WEST BLOOMFIELD MI 48322	Mark Kamil, MD	08/23/10-10/31/10
46	Dr. L. Reynolds Associates, PC	Daniel Walz, MD	7/1/2009-11/17/10
47	Pediatric Anesthesia Associates, PC 3901 BEAUBIEN DETROIT, Michigan 48201	Clarina Perez-Pascual, MD	02/01/10-11/17/10
48	Someswara Navuluri, DO 3721 Durham Court, Bloomfield Hills, MI 48302-1224	Someswara Navuluri, DO	01/01/08-10/20/08
49	REHABILITATION MEDICAL SPECIALISTS PLLC 24901 NORTHWESTERN HIGHWAY SUITE 205 SOUTHFIELD, Michigan 48075	Antoine Geffrard, MD	05/01/07-06/13/07
50	IMID CONSULTANTS, P.C.	James Gordon, MD	08/01/07 - 09/23/07
ATTACHMENT 2

RECITAL C(3) - ARRANGEMENTS WITH PHYSICIANS
Number	Physician	Period
1	Dr. Ali Kafi	04/01/2006 – 06/30/2009
2	Dr. Luis Bustos	05/30/2010 – 11/17/2010
3	Dr. Robert Dock	04/01/2006 – 11/17/2010
4	Dr. Roger Kushner	04/01/2006 – 11/17/2010
5	Dr. Alex Pickens	05/01/2008 – 11/17/2010
6	Dr. John Sealey	01/01/2007 – 11/17/2010
7	Dr. John Whittaker	10/01/2007 – 11/17/2010
8	Dr. Anthony Williams	07/01/2008 – 11/17/2010
9	Dr. Daniel Hoard	06/30/2006 – 11/17/2010
10	Dr. Robert Colon	06/30/2006 – 11/17/2010
11	Dr. Alan Goldsmith	08/01/2008 – 11/17/2010
12	Dr. Lon Katz	08/01/2008 – 11/17/2010
13	Dr. Michael Roberts	07/01/2007 – 07/30/2010
14	Dr. Dinesh Shah	08/01/2009 – 11/17/2010
15	Dr. Dwight Smith	10/05/2009 – 11/17/2010
16	Dr. Sungnan Park-Davis	02/15/2008 – 11/17/2010
17	Dr. Suzan Syed	02/15/2008 – 11/17/2010
18	Dr. Mahir Elder	04/03/2009 – 11/17/2010
19	Dr. Delair Gardi	04/03/2009 – 11/17/2010
20	Dr. Herbert Smitherman	04/01/2006 – 11/17/2010
21	See attachment 3(A)	Certain lease issues
22	Dr. Murtaza Hussain	01/02/2009 – 11/17/2010
23	Dr. John Barnwell	01/01/2009 – 12/31/2009
24	See attachment 3(B)	Payments to physicians
ATTACHMENT 3

LEASE ISSUES
Number	Physician & Address	Period
1	Amitabh Pahria, MD 4420 E. Davison Detroit, MI	09/01/2008 - 11/17/2010
2	Elliott Greenspan, DO Wixon Health Care Center Wixom, MI	07/05/2010 - 11/17/2010
3	Kenneth Lim, DO Milford Medical Office Building Milford, MI	06/15/2010 - 11/17/2010
4	Mehmet Bayram, MD James Towne Offices Livonia, MI	09/01/2008 - 11/17/2010
5	Nazmul Haque, MD 6455 Gratiot Detroit, MI	10/01/2007 - 11/17/2010
6	Nazmul Haque, MD 8282 Woodward Detroit, MI	10/01/2007 - 11/17/2010
7	Lawrence Dell, MD and Sanford Vieder, DO 2300 Haggerty Suite 1010 West Bloomfield, MI	08/04/2004 - 11/17/2010
8	Nazmul Haque, MD 14071 E. Seven Mile Detroit, MI	10/01/2007 - 11/17/2010
9	Alan Goldsmith, MD and Lon Katz, MD 2300 Haggerty Road Suite 2070 West Bloomfield, MI	04/18/2008 - 11/17/2010
10	Norman Markowitz, MD 9640 Commerce Road Commerce Township, MI	03/01/2008 - 11/17/2010
11	Nazmul Haque, MD and Antony Harris, MD 19141 Greenfield Detroit, MI	04/01/2005 - 11/17/2010
12	Abbey Akin-Wumi, MD 4059 W. Davison Detroit, MI	10/01/2008 - 11/17/2010
13	Dennis Treece, DO 19460 Grand River Detroit, MI	03/01/2004 - 11/17/2010
14	Elena Akkerman, MD	08/01/2006 - 11/17/2010
15	Mehmet Bayram, MD 8391 Commerce Road Commerce Township, MI	09/01/2008 - 11/17/2010
ATTACHMENT 3(A)

PAYMENTS TO DOCTORS RECEIVING SPEAKER FEES & MISC PAYMENTS

Number	Physician Entity & Address	Payment date(s)
1	HAMZAVI, FASAHAT MD 2363 BROOKLAWN RD TROY, MI 48084	01/27/2009 04/16/2009 08/25/2009 10/20/2009
2	KANNIKESWARAN, NIRUPAMA MD 23285 POTOMAC CIRCLE FARMINGTON HILLS, MI 48335	12/3/2009
3	SHWAYDER, TOR MD 28349 HARWICH DR FARMINGTON HILLS, MI 48334-3207	01/27/2009 08/26/2009 04/06/2009 03/05/2009 02/06/2009 10/02/2009
4	TRESE, MICHAEL MD 3675 FRANKLIN BLOOMFIELD HILLS, MI 48302	4/15/2009
5	PATEL, BINESH MD 29900 BRISTOL LANE BINGHAM FARMS, MI 48025	04/16/2009 07/15/2009 12/08/2009
6	PHILIP PHILIP A MD 37506 GLENGROVE DR FARMINGTON HILLS, MI 48331	10/20/2009
7	ROWLEY, JAMES A MD 4163 OLD DOMINION DR W BLOOMFIELD, MI 48323	10/20/2009
8	RUBIN, JEFFREY MD 1034 WATERFALL CT BIRMINGHAM, MI 48009	10/20/2009
9	HAMZAVI, FASAHAT MD 2363 BROOKLAWN RD TROY, MI 48084	09/30/2010 06/23/2010
10	KARPAWICH, PETER MD 842 WESTCHESTER RD GROSSE PTE PARK, MI 48230	5/3/2010
11	SHWAYDER, TOR MD 28349 HARWICH DR FARMINGTON HILLS, MI 48334-3207	01/25/2010 04/09/2010 01/23/2010 08/25/2010 09/30/2010

12	ANDRIACCHI, ROSE MD 35393 CURTIS RD LIVONIA, MI 48152	12/26/2008
13	HAROLD, SUSAN E MD 26160 HAWTHORNE DR FRANKLIN, MI 48025	12/26/2008
14	QAZI WASIM A MD 30550 FOREST DR FRANKLIN, MI 48025	12/29/2008
15	TAYLOR, MICHAEL G MD 29897 NEWBERRY CT FARMINGTON HILLS, MI 48331	12/26/2008
16	HUSSAIN MURTAZA MD 18254 LIVERNOIS AVE DETROIT, MI 48221	12/--/2008

17	HENDRIX KMAK & MCNEELEY PC 4727 ST ANTOINE #304 DETROIT, MI 48201-1461	7/20/2009
18	HENDRIX KMAK & MCNEELEY PC 4727 ST ANTOINE #304 DETROIT, MI 48201-1461	9/16/2010

19	GLENDALE NEUROLOGICAL ASSOCIATES PC 28595 ORCHARD LAKE RD #200 FARMINGTON HILLS, MI 48334-2979	4/13/2009
ATTACHMENT 3(B)

Attachment 4

4(A)     Physician signage

4(B)     Bio cards / Marketing materials
RECITAL C(5) - PHYSICIAN SIGNAGE

Number	Physician Entity & Address	Approximate Date of Installation
1	A. Rendziperis 8080 Cooley Lake Rd White Lake, MI 48386	8/8/2009
2	Farmaz Abhari, MD PC 4085 Pontiac Trail Orchard Lake, MI 48323	3/3/2010
3	Nazem Alhusein, MD PC 20211 Ann Arbor Trail Dearborn Heights, MI 48127	3/26/2010
4	Great Lakes Family Medical Center, PC 4420 E. Davison Hamtramck, MI 48212	4/22/2009
5	Arletha Anderson 503 W. Grand Boulevard Detroit, MI 48216	4/5/2007
6	Milford OB/GYN, PC 1181 N. Milford Road Milford, MI 48381	1/12/2007
7	Barbara Ann Center 15565 Northland Dr Suite 108E Southfield, MI 48075	7/17/2006
8	Waad Dakkak, MD, Blessing Medical Center 4828 W. Warren Detroit, MI 48210	3/7/2009
9	GNB Optical Co. 14400 W. McNichols Rd. Detroit, MI 48235	10/31/2008
10	Exhibit not used
11	Detroit Medical Group, PC 6455 Gratiot Detroit, MI 48207	12/30/2009
12	DMC Specialists/Urgent Care 11166 Highland Rd Hartland, MI 48356	2/18/2010
13	PrimeCare - Medical Centers of Michigan, PLLC 22605 Van Dyke Warren, MI 48089	12/21/2006
14	PrimeCare - Medical Centers of Michigan, PLLC 1320 Wilkins Detroit, MI 48207	3/26/2007
15	PrimeCare - Medical Centers of Michigan, PLLC 14671 Telegraph Redford, MI 48239	5/17/2007
16	PrimeCare - Medical Centers of Michigan, PLLC 23338 Woodward Avenue Ferndale, MI 48220	8/30/2006
17	Drs. Austin, Abbott & Randolph 19830 James Couzens Detroit, MI 48235	1/23/2009
18	Ash Medical, PC, Drs. Densley, Lewerenz, Pearce & Ahmed 42627 Garfield Rd. Clinton Twp. MI 48038	1/22/2009
19	Exhibit not used
20	Leonard Ellison Jr., MD PC 17330 Northland Park Ct Southfield, MI 48075	5/1/2006
21	Ali Fadel, MD PC 13244 W. Warren Dearborn, MI 48126	6/4/2010
22	Noel Upfall, DO, PC 1535 E. State Fair Detroit, MI 48203	7/20/2009
23	Fayefim Levy 24777 Greenfield Rd. Southfield, MI 48075	2/7/2006
24	Alan Feldman, DO PC 1965 Union Lake Road Commerce Twp., MI 48382	9/17/2009
25	Pina Finazzo, DO 1676-1680 Fort St. Trenton, MI 48183	5/15/2006
26	Carl Fowler, MD 9600 Dexter Blvd. Detroit, MI 48206	5/14/2009
27	Steven J. Friedman, PC 89066 Commerce Rd. Commerce, MI 48382	5/3/2010
28	Michael Gambel, MD PC 12100 Dix-Toledo Southgate, MI 48195	9/30/2009
29	Pramad Raval MD Medical, PC 172347 Goddard Rd. Allen Park, MI 48101	2/22/2008
30	Orchard Lake Footcare Specialists, LLC Gerald Gold, MD 3206 Orchard Lake Road Orchard Lake, MI 48323	7/27/2010
31	John Trotter II, MD, PC 17401 W. 12 Mile Rd. Lathrup Village, MI 48076	7/17/2009
32	Jiries Haddad, MD 9720 Dix Dearborn, MI 48120	4/15/2009
33	Priority One Urgent Care Centers, PLLC 2335 S. Commerce Rd. Walled Lake, MI 48390	2/10/2010
34	Haque, MD Orchard Lake Rd. Farmington Hills, MI 48336	11/20/2007
35	Harris and Associates, PC 19141 Greenfield Rd. Detroit 48235	5/14/2009
36	Allen Park Footcare Specialists, PLLC 19250 Ecorse Rd. Allen Park, MI 48101	9/10/2009
37	Clawson Footcare Specialists 14 Mile Rd. Clawson, MI 48017	10/13/2009
38	Livernois Family Clinic PC 18254 Livernois Detroit, MI 48221	9/2/2010
39	Hendrix, Kmak & McNeeley, PC 9015 Jos. Campau Hamtramck, MI 48212	5/28/2009
40	Occupational & Rehabilitation Medicure, PC 10350 W. 9 Mile Rd. Oak Park, MI 48237	10/30/2009
41	Integrated Health Care Assoc., PC 30880 Beck Rd. Novi, MI 48377	5/12/2008
42	Dr. Bilal Ismail, PC 5225 Schaefer Rd. Dearborn, MI 48126	3/13/2007
43	Junction Clinic PC 4771 Michigan Ave. Detroit, MI 48210	10/28/2008
44	Kamil Orthropedic Group PC 6621 W. Maple Rd. W. Bloomfield 48322	8/24/2009
45	Exhibit not used
46	Katbi & Dakkak PC 10005 Jos. Campau Hamtramck, MI 48212	6/6/2009
47	Khansa 4953 Schaefer Road Dearborn	4/12/2006
48	Detroit Medical Group, PC, Khanzode 8282 Woodward Ave. Detroit, 48202	12/23/2009
49	Rekha Kostecke, MD PC 1550 Milford Road Milford, MI 48381	1/22/2008
50	Dr. H. Krishna, PC 12123 Conant Hamtramck, MI 48212	2/6/2007
51	Kristine Duffy, M.D. 120 N. Wixom Road Wixom, MI 48393	3/13/2007
52	Kyle Medical, PC 18101 W. McNichols Detroit, MI 48219	7/28/2006
53	Raghad Lepley 147 N. Milford Rd. Milford, MI 48357	3/20/2008
54	Lesser, Wexler, Adas, DPM, PC 26831 Woodward Ave. Huntington Woods, MI 48070	5/7/2007
55	Wendy McKay, MD PC 5831 Vernor Detroit, MI 48209	9/6/2007
56	Ehab Morsi, MD PC 14600 King Rd., Ste A Riverview, MI 48193	9/2/2010
57	M A Munir, PC 11400 Joseph Compau Hamtramck, MI 48212	1/30/2009
58	Tory Mustafa, MD 18960 W. Warren Dearborn, MI 48126	7/21/2009
59	Medical Management PC 430 Mack Ave. Detroit, MI 48201	3/16/2009
60	Northway Multi-Specialty 15565 Northland Dr Suite 108E Southfield, MI 48075	6/4/2010
61	Vanguard Family Health Care, PC 10801 Mack Ave. Detroit 48214	7/21/2009
62	Prince Eubanks 19129 Grand River. Detroit, MI 48223	6/4/2010
63	Dr. Rahim, PC 10066 Dix Dearborn, MI 48120	4/24/2007
64	Raval Medical PC 24661 Coolidge Road Oak Park, MI 48237	10/4/2007
65	Pramad Raval, MD PC 14825 W. McNichols Detroit, MI	11/2/2007
66	Pramad Raval, MD PC 22601 Harper Ave. St. Clair Shores, 48080	8/24/2009
67	Madison Medical PC, Pramad Raval MD 9433 Joseph Campau Hamtramck, MI 48212	1/13/2010
68	Detroit Riverview Pediatrics, PC 10201 E. Jefferson Detroit, MI 48214	1/30/2009
69	Asok Roy, MD 17950 Woodward Ave. Detroit, MI 48203	9/17/2009
70	Saha 15119 Woodward Ave. Highland Park, MI 48203	3/31/2009
71	Schaefer Primary Care Leonard Ellison Jr, MD 17187 Schaefer Rd. Detroit, MI 48235	5/7/2010
72	Birmingham Medical PC 180 E. Brown Street Birmingham, MI 48009	6/11/2007
73	Specialists in Ortho Hartland Millenium Center 11166 Highland Road Hartland, MI 48353	6/22/2007
74	Stonebooke Family Physicians 97 Monroe Street Detroit, MI 48226	11/6/2006
75	Dr. Toma's Family Clinic, PC 1700 Junction Detroit, MI 48209	10/18/2006
76	John R Trotter II, MD PC 4900 Cadieux Detroit, MI 48202	9/17/2009
77	Raval Medical PC 18591 W. 10 Mile Rd. Southfield, MI 48075	10/28/2008
78	United Family Care, PC 12170 Conant, Suite C-2 Hamtramck, MI 48212	6/4/2010
79	Marvin Wells, DO, PC 2590 Elizabeth Lake Rd Waterford, MI 48328	5/9/2008
80	Williams, Williams & Associates 15121 W. McNichols Detroit, MI 48235	11/2/2007
81	Mera J. Yunus, MD 12033 Conant Rd. Hamtramck, MI 48212	5/28/2009
82	Zicherman & Zicherman, DPM, PC 20526 Plymouth Rd. Detroit, MI 48228	11/9/2007
83	Zicherman & Zicherman, DPM, PC 18663 Livernois Detroit, MI 48221	12/3/2007
ATTACHMENT 4(A)

PHYSICIANS RECEIVING BIO CARDS / MARKETING MATERIALS
Number	Physician Entity & Address	Approximate Production Date
1	Valerie Abbott and Felicia Randolph Abbott Medical Group 19830 James Couzens, #B Detroit, MI 48235	2008
2	William Anderson, II Women's Care Institute 27209 Lasher, #226 Souuthfield, MI 48034	2006
3	Herbert Baker 20905 Greenfield, S 701 Southfield, MI 48075	2007
4	Dr. Kevia Bland, MD 18709 Meyers Detroit, MI 48235	2008
5	Dr. Robert Boorstein, DBA Advanced Surgical Associates 25500 Meadowbrook, S 208 Novi, MI 48375	2008
6	Jira Coumarbatch Superior Family Medicine Clinic 20905 Greenfeild S 407 Southfield, MI 48075	July 2010
7	Leonard Ellison 15565 Northland Dr., S 108E Southfield, MI 48075	2009
8	Prince Eubanks 19129 Grand River Detroit, MI 48223	12/9/2009
9	Nazmul Haque Bloomfield Medical Center 23900 Orchard Lake, # 150 Farmington Hills, MI 48336	2007
10	Daniel Hoard Joint Plus Excel 27211 Lahser, #101 Southfield, MI 48034	2006
11	Murtaza Hussain Livernois Family Medical Services 18254 Livernois Detroit, MI 48221	2008
12	Alexa Joshua Northwest Surgical Associates 27209 Lahser, #128 Southfield, MI 48034	2009
13	Kerry Kole Northwest Surgical Associates 27209 Lahser, #128 Southfield, MI 48034	2009
14	Kevin Kyle 15101 W McNichols, Detroit, MI 48235	2009
15	Conrad Maitland Sherwood Medical Center, PC 7441 W. 7 Mile Detroit, MI 48221	2006
16	Carla E Morton, MD PC 21700 Northwestern Hwy, S 660 Southfield, MI 48075	2007
17	Tara Scott and Melanie Jessup Foot & Heel Pain Institute of Michigan 22250 Providence Dr, #608 Southfield, MI 48075	2008
18	John W. Sealey, DO, PC 6001 W. Outer Drive, S 445 Detroit, MI 48235	07/24/09 10/20/2009
19	Michael Sherman Physicians Eye Care Associates 6001 W. Outer Drive, S 321 Detroit, MI 48235	2009
20	Dwight Smith, MD Smith Medical Center 7800 W. Outer Dr., S 230 Detroit, MI 48235	2009
21	Jiab Suleiman Premier Orthopedics 23500 Park Ave, S 3 Dearborn, MI 48124	12/18/2009
22	Mack Sullivan Cosmetic Horizons, PC 15565 Northland, S 108E Southfield, MI 48075	July 2010
23	Zakari Tata Laz Medical Group 29425 Northwestern Hwy, S 125 Southfield, MI 48034	2007
24	Nsima Usen and Mohammed Khalil Family Foot and Ankle Specialists 20905 Greenfield, S 503 Southfield, MI 48075	2/23/2010
25	Larry Weiss and Steven Repitor Dr. Larry Weiss and Associates 17421 Greenfield Detroit, MI 48235	2007
26	Oronde White MD 29556 Southfield, #107 Southfield, MI 48076	2007
27	John R Whittaker, MD, PLLC 21700 Northwestern Hwy, S 1290 Southfield, MI 48075	2009
28	Anthony Williams,MD Kemit Medical Group 23077 Greenfield, S 231 Southfield, MI 48075	2009
29	Leonard Sahn, MD, PC 29355 Northwestern Hwy, S 100 Southfield, MI 48034	April 2010
30	Bruce Chau Chau Plastic Surgery, P.C. 27901 Woodward, Ste 100 Berkley, MI 48072	2006 and 2009
31	Susan Hendrix Hutzel Women's Health Specialists 4727 St. Antoine, Ste. 304 Detroit, MI 48201	9/11/2010
32	Opada Alzohaili Dr. Alzohaili Medical Consultants 4700 Greenfield Rd Dearborn, MI 48126	9/11/2010
33	Mahir Elder Heart and Vascular Institute 4160 John R, Ste. 510 Detroit, MI 48201	3/27/2010
34	M. Ammar Hatahet Medical PMC 4000 Highland Rd, Ste. 110 Waterford, MI 48328	3/27/2010 09/11/10
35	Matthew Weiner University Surgeons Group 4160 John R, Ste. 615 Detroit, MI 48201	9/11/2010
36	Delair Gardi Heart and Vascular Institute 4160 John R, Ste. 510 Detroit, MI 48201	9/11/2010
37	Alfred Austin SGH OB/GYN 19830 James Couzens Hwy, #A Detroit, MI 48235	2/25/2009
38	John W. Sealey, DO, PC 6001 W. Outer Drive, S 445 Detroit, MI 48235	9/14/2008
39	Valerie Johnson Triple T Medical 17187 Schaefer Hwy Detroit, MI 48235	8/10/2010
40	Neelum Gupta Triple T Medical 15565 Northland, #108E Southfield, MI 48075	6/21/2010
		ATTACHMENT 4(B)